                                                                   Exhibit 99.11

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


          We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 2-83616 of MFS/Sun Life Series Trust, of our report dated February 7, 1997, appearing in the annual report to shareholders for the year ended December 31, 1996, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 24, 1997